UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2013

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32833

(Commission File Number)

41-2101738

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On December 2, 2013, TransDigm Group Incorporated (NYSE: TDG) announced that it has entered into a definitive agreement to acquire Airborne Systems Inc. for approximately $250 million in cash. The acquisition, subject to review under the Hart-Scott-Rodino Act and other customary closing conditions, is expected to close by the end of the first quarter of fiscal 2014. Airborne Systems is the industry leading designer and manufacturer of personnel parachutes, cargo aerial delivery systems, emergency escape systems, naval decoys and other related products.

A copy of the December 2, 2013 press release announcing the agreement is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

99.1     Press Release issued December 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Gregory Rufus
Executive Vice President, Chief Financial Officer and Secretary

Date: December 2, 2013

Exhibit Index

Exhibit No.	Description

99.1	Press Release of TransDigm Group Incorporated, dated December 2, 2013.